Exhibit 10.6

SECURED NON-NEGOTIABLE PROMISSORY NOTE

Principal Amount: $106,290.30	Effective Date: February __, 2015

FOR VALUE RECEIVED, Tuvia Barlev (“Debtor”), promises to pay to Actelis Networks, Inc., a Delaware corporation (the “Creditor”), the principal sum of $106,290.30 (“Principal Amount”), together with interest computed from February __, 2015 at a rate set forth below, payable in lawful money of the United States of America.

This Promissory Note is executed pursuant to the terms of that certain Restricted Stock Repurchase Agreement (“Restricted Stock Agreement”), each made by and between the Debtor and the Creditor, and each dated as of the Effective Date. All capitalized terms used herein without definition shall have the meaning respectively assigned to them in Restricted Stock Agreement.

The sole purpose of extending the Principal Amount to Debtor is to pay for the 67,718,081 shares of Common Stock of the Creditor (the “Shares”) to be issued to Debtor under the Restricted Stock Agreement pursuant to the terms therein. By signing this Promissory Note, Debtor will be deemed to have paid for the Shares for the purpose of issuance thereof under the terms and conditions of the Restricted Stock Agreement.

1. RATE OF INTEREST. This Promissory Note shall bear interest on the unpaid principal sum at an annual rate of 2.41%, compounded annually.

2. PAYMENT OF INTEREST AND PRINCIPAL. The entire outstanding Principal Amount and accrued interest shall be due and payable on the Due Date, as hereinafter defined. “Due Date” means the first to occur of the date which is (i) six (6) years after the date of this Promissory Note, extendable at Debtor’s discretion for additional five (5) years, and thereafter extendable only by a mutual consent of Debtor and the Creditor; (ii) upon Deemed Liquidation of the Creditor (as defined in the Creditor’s certificate of incorporation, as amended), or (iii) upon distribution of dividends, in cash or in kind (other than due to a stock split or capital reorganization of the Creditor) to the holder of the Shares. In both sub-sections (ii) and (iii) above, repayment is required to the extent that funds distributed to the holder of the Shares exceed the Principal Amount and interest accrued thereon.

3. PREPAYMENT. This Promissory Note may be prepaid only upon and to the extent of the lapse of the Repurchase option on the Unvested Shares. Until such permitted prepayment, the Shares shall remain subject to the lien of this Promissory Note. Any prepayment shall first be applied to accrued interest, and then to Principal Amount.

4. EVENTS OF DEFAULT BY THE DEBTOR. If any of the following events (“Events of Default”) shall occur:

(i) The Debtor shall fail to make payment of interest or principal under this Promissory Note on the Due Date, provided such non-payment continues uncured for a period of thirty (30) days following written notice thereof to Debtor.

(ii) A petition seeking relief, or the granting of relief, under the Bankruptcy Reform Act of 1982 or similar federal or state statute shall be filed by or against Debtor and such petition shall not be discharged or dismissed for a period of forty-five (45) days, the making of a general assignment for the benefit of creditors by Debtor or any action by Debtor for the purpose of effecting the foregoing.

(iii) The appointment of a receiver for Debtor by a court of competent jurisdiction, which appointment shall not have been vacated within a period of forty-five (45) days after the date of appointment.

(iv) The Debtor is in breach of his undertakings pursuant to the Restricted Stock Agreement, provided such breach continues to be uncured for a period of thirty (30) days following written notice thereof to Debtor, then, the Creditor may by written notice to the Debtor, declare the then outstanding Principal Amount together with all accrued interest thereon (the “Remaining Balance”) to be forthwith due and payable, whereupon such Remaining Balance shall be forthwith due and payable.

5. REMEDIES. Upon an Event of Default, the Debtor shall assign and deliver to the Creditor all right, title and interest in and to: the number of Shares, free and clear of all liens and security interests, over the amount of Shares which Debtor has made full payment therefor (the “Unpaid Shares”). Upon such Event of Default, Creditor shall have all rights with respect to the Unpaid Shares. The Creditor and the Debtor understand and agree that the rights provided in this Paragraph 5 and in Paragraph 6 below are the Creditor’s sole and exclusive remedy upon an Event of Default.

6. SECURITY INTEREST.

(i) In order to secure payment in full under this Promissory Note, the Debtor agrees to create a first priority UCC secured pledge on the Debtor’s Shares, presently and issued in the future and rights related thereto (the “Collateral”). The Collateral will rank senior to any other form of security interest on the Shares. From time to time Creditor may demand, and the Debtor, or any of his successors shall execute, such additional documents as may be reasonably necessary to maintain the Creditor’s Collateral. The Collateral shall remain fully effective in favor of the Creditor until the time on which the Principal Amount and all interest accrued thereon have been fully paid hereunder, at which time the Creditor shall, upon the Debtor’s first request, deliver to the Debtor a statement signed thereby that the Collateral is null and void.

(ii) Creditor will be allowed to request the perfection of the UCC pledge mentioned in subsection (i) above.

(iii) Notwithstanding anything to the contrary contained in this Promissory Note the Creditor shall not enforce the liability and obligation of the Debtor to perform and observe the obligations contained in this Promissory Note by an action or proceeding wherein a money judgment shall be sought against the Debtor, except that Creditor may be liable to not more than 50.1% of the outstanding Principal Interest and 100% of the outstanding interest accrued thereon (“Recourse Liability”) and/or transfer the Shares and/or bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable the Creditor to enforce and realize upon this Promissory Note and the interests in the Unpaid Shares; provided, however, that, any judgment in any such action or proceeding shall be enforceable against the Debtor only to the extent of the Debtor’s interest in the Unpaid Shares and/or to the Recourse Liability. Notwithstanding anything to the contrary herein, transfer to the Creditor (or to its discretionary assigns) or forfeiture of such number of Unpaid Shares the fair market value of which equal the unpaid Principal Amount and interest accrued thereon, shall be the first remedy the Creditor may seek hereunder and only thereafter, if any unpaid Principal Amount or interest remains outstanding following such transfer or forfeiture of Unpaid Shares, Debtor shall have liability to the Creditor in addition to the Unpaid Shares, but in no event more than the Recourse Liability.

7. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and delivered personally, registered or certified mail, return receipt requested and postage prepaid or by private courier service with overnight delivery requested. All notices or other communications shall be deemed given or delivered and received (a) when delivered, if delivered personally, (b) two days after mailing, if mailed by registered or certified mail, return receipt requested and postage prepaid, or (c) on the next business day after delivery to a private courier service with overnight delivery requested, if delivered to a private courier service providing documented overnight service, in each case addressed as follows:

If to the Debtor:

Tuvia Barlev
47800 Westinghouse Drive
Freemont, CA 94539

If to the Creditor:

Actelis Networks, Inc.
47800 Westinghouse Drive
Freemont, CA 94539

with a copy (which shall not constitute notice) to:

Pearl Cohen Zedek Latzer Baratz LLP
50 Congress Street, Suite 1040
Boston, MA 02109
Attn: Oded Kadosh, Esq.

or to such other address as the recipient party has specified by prior written notice to the sending party (which change of address notice will be deemed to have been given, delivered and received upon actual receipt thereof by the recipient party).

8. WAIVER. Debtor, for himself and his legal representatives, hereby waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest and protest of this Promissory Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the obligations under this Promissory Note.

9. GOVERNING LAW. This Promissory Note is made and delivered in the Commonwealth of Massachusetts and shall be governed by the laws of that State. The Debtor and the Creditor agree that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Promissory Note shall be litigated only in courts having a situs within the Commonwealth of Massachusetts.

10. JURY TRIAL WAIVER. DEBTOR AND CREDITOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS PROMISSORY NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY DEBTOR AND CREDITOR, AND DEBTOR ACKNOWLEDGES THAT NEITHER CREDITOR NOR ANY PERSON ACTING ON BEHALF OF CREDITOR HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OF TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. DEBTOR AND CREDITOR ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT DEBTOR AND CREDITOR HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS PROMISSORY NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. DEBTOR AND CREDITOR FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED (OR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS PROMISSORY NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL.

11. SEVERABILITY. Any provision of this Promissory Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12. NON-NEGOTIABLE. This Promissory Note is non-negotiable.

13. INTEREST. If a law, which applies to this Promissory Note and which sets maximum interest charges, is finally interpreted so that the interest collected or to be collected in connection with this Note exceed the permitted limits, then: (i) any such interest charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from Debtor which exceeded permitted limits will be refunded to Debtor. The Creditor may choose to make this refund by reducing the principal Debtor owes under the Promissory Note or by making a direct payment to Debtor. If a refund reduces principal, the reduction will be treated as a permitted partial payment.

14. HEADINGS. The headings of the Sections of this Promissory Note are for convenience of reference only and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

IN WITNESS WHEREOF, Debtor has executed this Promissory Note as of the date first set forth above.

MAKER:

/s/ TUVIA BARLEV
TUVIA BARLEV